 Numerex Corp. Contact:
Ken Gayron
770 615-1410

Press Release

For Immediate Release

Numerex Reports Fourth Quarter and Full Year 2016 Financial Results

ATLANTA, GA, March 16, 2017—Numerex Corp (NASDAQ:NMRX), a leading provider of managed enterprise solutions enabling the Internet of Things (IoT), today announced financial results for its fourth quarter and year ended December 31, 2016.

“As the new senior management team at Numerex, we moved rapidly in the fourth quarter of 2016 to execute a plan to create a more focused IoT company – delivering on both near-term profitability goals and investments in future growth drivers. To achieve both objectives, we have and will continue to cut costs to make targeted investments in engineering and sales that will deliver-value added, differentiated products in key verticals. A more focused, ROI-driven approach to serving the needs of our top customers should position Numerex for industry leading profitability and growth.” commented Ken Gayron, Numerex’s Interim Chief Executive Officer and Chief Financial Officer.

Q4 of 2016 Comparisons to Q3 of 2016

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Net revenues in Q4 of 2016 were $17.6 million compared to $17.4 million in Q3 of 2016 with the increase due to a $0.7 million increase in hardware revenues offset by $0.5 million decrease in subscription and support revenue.
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Subscription and Support revenues were $13.8 million in Q4 of 2016, compared to $14.4 million in Q3 of 2016.
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Recurring Revenue as a percentage of Total Revenue of 78.7% in Q4 of 2016 compared to 82.6% in Q3 2016.
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Gross Margin of 58.5% on Subscription and Support Revenue in Q4 2016, compared to 59.5% in Q3 of 2016.
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Loss from operations, net of income taxes, was $11.2 million in Q4 2016, including $7.8 million of goodwill and other intangible assets impairment, compared to net loss of $2.5 million in Q3 of 2016.
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Adjusted EBITDA (a non-GAAP measure) in Q4 of 2016 was ($0.1) million compared to $0.9 million in Q3 of 2016. See reconciliation of Adjusted EBITDA and EBITDA to Net Loss below.

Q4 of 2016 Comparisons to Q4 of 2015

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Net revenues in Q4 of 2016 were $17.6 million compared to $18.8 million in Q4 of 2015 with the decline mainly due to a decrease in Subscription and Support Revenues.
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Subscription and Support revenues were $13.8 million in Q4 of 2016, compared to $15.5 million in Q4 of 2015.
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Recurring Revenue as a percentage of Total Revenue of 78.7% in Q4 of 2016 compared to 82.5% in Q4 2015.
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Gross Margin of 58.5% on Subscription and Support Revenue in Q4 2016, compared to 63.3% in Q4 of 2015.
●
Loss from operations, net of income taxes, was $11.2 million in Q4 2016, including $7.8 million of goodwill and other intangible assets impairment, compared to loss from continuing operations of $2.4 million in Q4 of 2015.
●
Adjusted EBITDA (a non-GAAP measure) in Q4 of 2016 was ($0.1) million compared to $2.0 million in Q4 of 2015.

Fiscal Year 2016 Comparison to Fiscal Year 2015

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Net revenues in Fiscal Year 2016 were $70.6 million compared to $89.5 million in 2015 with the decline mainly due to a $12.4 million decrease in Hardware revenue.
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Subscription and Support revenues were $58.0 million in Fiscal Year 2016, compared to $64.4 million in 2015.
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Recurring Revenue as a percentage of Total Revenue of 82.1% in Fiscal Year 2016 compared to 72.0% in 2015.
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Gross Margin of 60.4% on Subscription and Support Revenue in Fiscal Year 2016, compared to 60.5% in 2015.
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Loss from operations, net of income taxes, was $24.3 million in Fiscal Year 2016, including the restructuring charges of $1.8 million and $12.0 million in asset impairments, compared to a net loss of $19.2 million in 2015.
●
Adjusted EBITDA (a non-GAAP measure) was $2.3 million in Fiscal Year 2016 compared to $9.3 million in 2015.

Financial Metrics
	Three Months Ended			Year Ended
GAAP Measures	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Subscription and support revenues ($ in millions)	$13.8	$14.4	$15.5	$58.0	$64.4
Recurring revenue - Subscription and support
revenues as a percentage of total revenue	78.7%	82.6%	82.5%	82.1%	72.0%
Gross margin -- subscription and support revenues	58.5%	59.5%	63.3%	60.4%	60.5%
Loss from operations, net of
income taxes ($ in millions)	$(11.2)	$(2.5)	$(2.4)	$(24.3)	$(19.2)
Diluted EPS	$(0.57)	$(0.13)	$(0.13)	$(1.25)	$(1.00)

Non-GAAP Measures* (Unaudited)

Adjusted EBITDA ($ in millions)	$(0.1)	$0.9	$2.0	$2.3	$9.3
Adjusted EBITDA as a percent of total revenue	-0.4%	4.9%	10.5%	3.2%	10.4%
______________
* Refer to the section of this press release entitled "Non-GAAP (Adjusted) Financial Measures" for a discussion of these non-GAAP items and a reconciliation to the most comparable GAAP measure.

Delay in Filing

Numerex Corp. (the “Company”) is unable to file its Annual Report on Form 10-K in a timely manner. The delay is principally due to the need to devote additional time and resources to renegotiating or refinancing the Company’s outstanding senior indebtedness. Since early February 2017, management had been in active negotiations to refinance the Company’s senior indebtedness. On March 14, 2017, despite its commitment, the potential lender informed management that it would not fund the loan.

As of March 17, 2017, the Company will not be in compliance with certain covenants in its current loan agreement, as amended, with Crystal Financial, LLC or as of December 31, 2016, as those covenants currently exist, absent a waiver, amendment or refinancing of such indebtedness. The Company’s management is in discussions with existing and potential financing sources to restructure its senior indebtedness, obtain alternative financing or an additional equity infusion or some combination of these measures.

Absent a waiver, amendment or refinancing of its senior indebtedness prior to filing the Form 10-K, the Company will be required to reclassify its long-term debt as a current liability as of December 31, 2016.

Quarterly Conference Call

Numerex will discuss its quarterly and annual results via teleconference today at 4:30 p.m. Eastern Time. Please dial (877) 303-9240 or, if outside the U.S. and Canada, (760) 666-3571 to access the conference call at least five minutes prior to 4:30 p.m. Eastern Time start time. A live webcast of the call will also be available at www.numerex.com under the Investor Relations section. The audio replay will be posted two hours after the end of the call on the Company’s website or by dialing (855) 859-2056 or (404) 537-3406 if outside the US and Canada and entering the conference ID 8652 8844. The replay will be available for the next 10 days.

About Numerex

Numerex Corp. (NASDAQ:NMRX) is a leading provider of managed enterprise solutions enabling the Internet of Things (IoT). The Company's solutions produce new revenue streams or create operating efficiencies for its customers. Numerex provides its technology and services through its integrated platforms, which are generally sold on a subscription basis. The Company offers a portfolio of managed end-to-end IoT solutions including smart devices, network connectivity and service applications capable of addressing the needs of a wide spectrum of vertical markets and industrial customers. The Company's mission is to empower enterprise operations with world-class, managed IoT solutions that are simple, innovative, scalable, and secure. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to capture greater recurring subscription revenues; our ability to efficiently utilize cloud computing to expand our services; the risks that a substantial portion of revenues derived from contracts may be terminated at any time; the risks that our strategic suppliers and/ or wireless network operators materially change or disrupt the flow of products or services; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new products and services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances, partnerships and/or wireless network operators will not yield substantial revenues; changes in financial and capital markets and the inability to raise growth capital on favorable terms, if at all; the inability to attain revenue and earnings growth; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; disruption in key supplier relationships and/or related services; our ability to meet financial and operating covenants in or otherwise service our debt, and the extent and timing of technological changes.

© 2017 Numerex Corp. All rights reserved. Numerex, the Numerex logo and all other marks contained herein are trademarks of Numerex Corp. and/or Numerex-affiliated companies. All other marks contained herein are the property of their respective owners.

NUMEREX CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues:
Subscription and support revenues	$13,836	$14,388	$15,497	$58,019	$64,371
Embedded devices and hardware	3,741	3,024	3,288	12,626	25,079
Total net revenues	17,577	17,412	18,785	70,645	89,450
Cost of sales, exclusive of a portion of depreciation and amortization shown below:
Subscription and support revenues	5,744	5,828	5,682	22,986	25,410
Embedded devices and hardware	3,977	3,082	3,148	13,004	22,981
Inventory reserves	27	27	46	541	1,343
Impairment of other asset	-	-	-	-	1,275
Gross profit	7,829	8,475	9,909	34,114	38,441
Operating expenses:
Sales and marketing	3,873	3,229	3,310	13,318	12,446
General and administrative	2,729	3,280	3,690	13,998	15,798
Engineering and development	2,304	2,229	2,257	9,224	8,952
Depreciation and amortization	1,549	1,658	1,703	6,540	7,116
Impairment of goodwill and other intangible assets	7,833	-	1,462	12,005	2,712
Restructuring charges	312	276	-	1,831	-
Operating loss	(10,771)	(2,197)	(2,513)	(22,802)	(8,583)
Interest expense	502	469	203	1,698	806
Loss on extinguishment of debt	-	-	-	290	-
Other income, net	(32)	(33)	(33)	(130)	(134)
Loss from operations before income taxes	(11,241)	(2,633)	(2,683)	(24,660)	(9,255)
Income tax expense	(83)	(87)	(257)	(340)	9,902
Net loss	$(11,158)	$(2,546)	$(2,426)	$(24,320)	$(19,157)

Basic earnings per share:
Net loss	$(0.57)	$(0.13)	$(0.13)	$(1.25)	$(1.00)

Diluted earnings per share:
Net loss	$(0.57)	$(0.13)	$(0.13)	$(1.25)	$(1.00)

Weighted average shares outstanding used in computing earnings per share:
Basic	19,601	19,542	19,305	19,493	19,117
Diluted	19,601	19,542	19,305	19,493	19,117

NUMEREX CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	December 31,	December 31,
	2016	2015
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,285	$16,237
Restricted cash	221	-
Accounts receivable, less allowance for doubtful accounts of $767 and $618	9,436	9,237
Financing receivables, current	1,778	1,780
Inventory, net of reserve for obsolescence of $2,446 and $2,706	9,011	7,617
Prepaid expenses and other current assets	1,421	1,887
Deferred tax assets, current	-	603
TOTAL CURRENT ASSETS	31,152	37,361

Financing receivables, less current portion	2,227	2,330
Property and equipment, net of accumulated depreciation and amortization of $9,225 and $6,632	6,022	4,795
Software, net of accumulated amortization of $12,807 and $9,503	6,530	7,146
Other intangible assets, net of accumulated amortization of $19,185 and $17,184	11,519	15,722
Goodwill	33,554	43,424
Deferred tax assets, less current portion	-	-
Other assets	474	409
TOTAL ASSETS	$91,478	$111,187

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$15,894	$11,390
Accrued expenses and other current liabilities	3,209	2,864
Deferred revenues	1,882	1,942
Current portion of long-term debt	1,275	3,600
Obligations under capital lease	291	-
TOTAL CURRENT LIABILITIES	22,551	19,796

Long-term debt, less current portion	14,885	15,309
Capital lease	797	-
Deferred tax liabilities, noncurrent	468	1,595
Other liabilities	1,512	1,891
TOTAL LIABILITIES	40,213	38,591

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, no par value; 3,000 authorized; none issued	-	-
Class A common stock, no par value; 30,000 authorized; 20,935 and 20,652 issued; 19,608 and 19,177 outstanding	-	-
Class B common stock, no par value; 5,000 authorized; none issued	-	-
Additional paid-in capital	105,112	102,108
Treasury stock, at cost; 1,327 and 1,316 shares	(5,466)	(5,444)
Accumulated other comprehensive loss	(110)	(117)
Accumulated deficit	(48,271)	(23,951)
TOTAL SHAREHOLDERS' EQUITY	51,265	72,596
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$91,478	$111,187

*
Absent a waiver, amendment or refinancing of its senior indebtedness prior to filing the Form 10-K, the Company will be required to reclassify its long-term debt as a current liability as of December 31, 2016.

NUMEREX CORP AND SUBSIDIARIES
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

Earnings before interest, taxes, depreciation, and amortization expenses (EBITDA) and Adjusted EBITDA, which are presented below, are non-GAAP measures and do not purport to be alternatives to operating income as a measure of operating performance. We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share are useful to and used by investors and other users of the financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across periods.

We believe that:

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EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest, income tax, and depreciation and amortization expenses, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and
●
Investors commonly adjust EBITDA information to eliminate the effect of equity-based compensation and other unusual or infrequently occurring items which vary widely from company-to-company and impair comparability.

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share:

●
as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis
●
as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and
●
in communications with the board of directors, analysts and investors concerning our financial performance.

Although we believe, for the foregoing reasons, that the presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, the non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. The non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

Adjusted EBITDA is calculated by excluding the effect of equity-based compensation and non-operational items from the calculation of EBITDA. Management believes that this measure provides additional relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.

We believe that excluding depreciation and amortization expenses of property, equipment, and intangible assets to calculate EBITDA and Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on our estimates of remaining useful lives.

We believe that excluding the effects of equity-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding equity-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of equity-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Equity-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP income from continuing operations by providing income from continuing operations, excluding the effect of equity-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

Adjusted EBITDA excludes non-cash and other items including reserve for inventory, restructuring, recruiting fees, costs related to an internal ERP systems integration upgrade, a network systems evaluation study and acquisition related costs. We believe that these costs are unusual costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a component of ongoing operations.

EBITDA and Adjusted EBITDA are not measures of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to – not a substitute for – results of operations presented on the basis of GAAP. EBITDA and Adjusted EBITDA do not purport to represent cash flow provided by operating activities as defined by GAAP. Furthermore, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly-titled measures reported by other companies.

NUMEREX CORP. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA, INCLUDING PER SHARE AMOUNTS

The following table reconciles the specific items excluded from GAAP in the calculation of EBITDA and Adjusted EBITDA for the periods indicated below (in thousands, except per share amounts):

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
EBITDA and Adjusted EBITDA (non-GAAP) (Unaudited)
Net Loss (GAAP)	$(11,158)	$(2,546)	$(2,426)	$(24,320)	$(19,157)
Depreciation and amortization expense	1,960	2,029	2,054	7,958	8,217
Impairment of goodwill and other assets	7,833	-	1,462	12,005	3,987
Interest expense and loss on extinguishment of debt, net	470	436	170	1,858	672
Income tax (benefit) expense	(83)	(87)	(257)	(340)	9,902
EBITDA (non-GAAP)	(978)	(168)	1,003	(2,840)	3,621
Equity-based compensation expense	522	751	354	2,725	2,673
Non-cash and other items	423	276	608	2,425	3,027
Adjusted EBITDA (non-GAAP)	$(33)	$859	$1,965	$2,310	$9,321

Loss from operations, net of income taxes, per diluted share (GAAP)	$(0.57)	$(0.13)	$(0.13)	$(1.25)	$(1.00)

Weighted average shares outstanding used in computing diluted per share amounts	19,601	19,542	19,305	19,493	19,117

Adjusted EBITDA excludes non-cash and other items including reserve for inventory, restructuring, recruiting fees, costs related to an internal ERP systems integration upgrade, a network systems evaluation study and acquisition related costs. We believe that these costs are unusual costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a component of ongoing operations.

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